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                                                                       EXHIBIT B


     PROMISSORY NOTE AND LOAN AGREEMENT


     Borrower:        JW Charles Financial Services, Inc.
                      980 North Federal Highway
                      Boca Raton, Florida

     Lender:          Wilmington Trust Company
                      1100 N. Market Street
                      Wilmington, Delaware


                                    I.  LOAN TERMS

              1.1. PROMISE TO PAY. JW Charles Financial Services, Inc. ("Borrower") promises to pay to Wilmington Trust Company ("Lender") the principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance (the "Loan"). Interest shall be calculated from the date of each advance until repayment of each advance.

              1.2. LINE OF CREDIT. This Note and Loan Agreement ("Note") evidences a revolving line of credit for the maximum amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). The unpaid principal balance owing on this Note at any time may be evidenced by Lender's internal records which will be provided to Borrower from time to time upon Borrower's request, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if Borrower has failed to comply with the covenants of Section III or if the Borrower is in default under the terms of Section IV of this Note, or any agreement that Borrower has with Lender, including any agreement made in connection with the signing of this Note.

              1.3. PAYMENT. Borrower will pay all outstanding principal plus all accrued and unpaid interest under this Loan on December 31, 2002. In addition, Borrower will pay regular monthly payments of accrued and unpaid interest in arrears beginning January 15, 1996, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will make all payments to Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payment will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

              1.4. VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which
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     is the WILMINGTON  TRUST COMPANY'S NATIONAL COMMERCIAL  RATE (the "Index").
     The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender will utilize the prime lending rate as published in the Wall Street Journal. Lender will tell
     Borrower  the  current  Index  rate  upon  Borrower's  request.    Borrower
     understands that Lender may make  loans based on other rates as well.   The
     interest rate change will not  occur more often than  each day.  The  Index
     currently is  8.50% per  annum.   The interest rate  to be  applied to  the
     unpaid  principal balance  of  this Note  will be  at a  rate equal  to the
     Index, resulting in an initial rate of 8.50% per annum.  NOTICE:   Under no
     circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

              1.5. PREPAYMENT. Borrower may prepay from time to time in whole or in part without penalty or premium all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest on the principal which remains outstanding. Rather, they will reduce the principal balance due.

              1.6. LATE CHARGE. If a payment is not made within 15 days of the date such payment becomes due, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $5.00, whichever is greater.

              1.7. NOTICE AND MANNER OF ADVANCES. Borrower shall give Lender at least two business days' written notice of any request for advances under this Note. Such notice shall constitute an affirmative representation that Borrower is not in default of this Agreement and that Borrower is in compliance with all of the covenants in Section III hereof.
      Such Advances hereunder will be made in immediately available funds by crediting the amount thereof to the Borrower's account with the Wilmington Trust Company.

              Advances under this Note may be requested in writing by Borrower or by an Authorized Person (as defined below). All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown set forth in Section 5.1. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower written notice of revocation of their authority and\or the designation of the appointment of other authorized persons: Joel Marks and Marshall Leeds (individually, an "Authorized Person"). Borrower agrees to be liable for all sums either:
     (a) advanced in accordance with the instructions of an Authorized Person; or (b) credited to any of Borrower's accounts with Lender upon the instructions of an Authorized Person.

              1.8. STOCK WARRANTS. As additional consideration for Lender's obligations hereunder, Borrower is providing Lender with common stock warrants issued on the date hereof (the "Warrants"). Such warrants shall be exercisable according to their terms.

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              1.9.    BOARD REPRESENTATION.   As  further consideration for  the
     Loan described herein, Borrower agrees to use its best efforts to cause the Board of Directors of Borrower to include one representative of the Lender, or representation equal to 10% of the Board, whichever is greater, for such time as it holds the Warrants or owns more than 4.9% of the common shares of Borrower.

              1.10 MARKETING AGREEMENT. As further consideration for the Loan described herein, Borrower has entered into a Marketing Agreement with Wilmington Trust Company, dated the date hereof (the "Marketing Agreement"), to market certain products of Wilmington Trust Company.

     II.      BORROWER'S REPRESENTATIONS AND WARRANTIES

              2.1. ORGANIZATION AND STANDING. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification and would be materially and adversely affected in the absence thereof. Borrower and each of its Subsidiaries is in compliance with all applicable law and regulations governing the conduct of their respective businesses and governing consummation of the transactions contemplated herein, except for any such failures to so comply that will or do not, singly or in the aggregate, have a material adverse effect on the business, assets, financial conditions, operations, or prospects of Borrower and the Subsidiaries taken as a whole. For the purposes of this Agreement, a corporation or entity shall be considered to be a "Subsidiary" of the Borrower if the Borrower owns shares of stock or other ownership interests having the voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons performing functions for such entity are owned, directly or indirectly, by Borrower.

              2.2. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance hereof by Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of law or the terms of its Restated Articles of
     Incorporation or Bylaws or any amendment thereto, or any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound.

              2.3. VALID AND BINDING OBLIGATION. This Agreement constitutes the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws and laws affecting creditors' rights and the enforcement thereof generally.

              2.4. NO LEGAL BAR. The execution, delivery, and performance of this Agreement, and the borrowing contemplated by this Agreement do not and will not violate any Requirement of Law or any contractual obligation of Borrower and will not result in, or require, the creation or imposition

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     of  any  lien  on  any  of  its  properties  or revenues  pursuant  to  any
     Requirement of Law or any contractual obligation, which violation or lien would have a material adverse effect on the business, assets, financial
     condition, operations, or prospects of Borrower.   For the purposes of this
     Section, "Requirement of Law" means the Restated Articles of Incorporation and Bylaws or other organizational or governing documents of a given entity and any law, treaty, rule or regulation, or determination of any
     arbitrator  or  court  or  other  governmental   authority,  in  each  case
     applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject.

              2.5. LITIGATION. There is not now pending against Borrower or any of its Subsidiaries, nor to the knowledge of the officers of Borrower or any of its Subsidiaries is there threatened by written communication, any litigation, investigation, or proceeding the outcome of which would, in any case or in the aggregate, materially and adversely affect the assets or financial condition of Borrower and any of its Subsidiaries, taken as a whole, or seriously affect their continued material operations, except as disclosed in public filings of Borrower pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, or as otherwise specifically disclosed to Lender in writing.

              2.6. CONSENT OR FILING. No consent, approval, or authorization of, any court, any governmental body or authority, or any other person or entity is required in connection with the valid execution, delivery, or performance of this Agreement or any document required by this Agreement or in connection with any of the transactions contemplated thereby.

              2.7.    DISCLOSURE.     No  representation  or  warranty  made  by
     Borrower in this Agreement, in any of the other Loan Documents, or in any other document furnished in connection herewith or therewith contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading with respect to any material facts. There is no fact known to the Borrower (and not known to Lender) that materially and adversely affects, or that in the future could reasonably be expected to materially and adversely affect, the business, assets, financial condition, operations, or prospects of Borrower.

     III.     BORROWER'S COVENANTS

              3.1.    INDEBTEDNESS.     Neither   Borrower   nor  any   of   its
     Subsidiaries, without prior written consent of Lender, will create, incur, assume, or suffer to exist liability for, contingently or otherwise (including, without limitation, any guaranty of the indebtedness of another person), any indebtedness for borrowed money if Borrower's consolidated debt to equity ratio, determined in accordance with GAAP but after giving effect to such indebtedness and (whether or not in accordance with GAAP) treating any guaranty of the indebtedness of another person as an indebtedness of Borrower in the amount covered by such guaranty, shall be greater than 3 to 1, except that the following shall be permitted in

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     any event and shall  not be included in the  calculation of the above  debt to equity ratio:

                      (a) current indebtedness of Borrower to Gilman CMG, Inc.;

                      (b) unsecured current liabilities incurred with trade creditors in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

                      (c) Money borrowed from banks or other financial institutions in the ordinary course of business and solely for the purpose of purchasing securities for the account of (i) any Subsidiary of Borrower that is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, or (ii) customer margin accounts of any such subsidiary;

                      (d) notes or similar written instruments executed in the ordinary course of business and solely for the purpose of providing fidelity bond insurance and insurance of customer accounts in excess of the coverage provided by the Securities Investor Protection Corporation
     (SIPC); and

                      (e) purchase money mortgage obligations incurred in the ordinary course of business that do not exceed $1,000,000 in the aggregate of Borrower and its Subsidiaries, on a consolidated basis, at any time.

                      For purposes of this Section 3.1, equity and shareholder's equity shall include all preferred stock, whether redeemable or nonredeemable, regardless of such preferred stock's treatment under GAAP.

              3.2. MINIMUM SHAREHOLDERS' EQUITY. During the term of this Note, shareholder equity, excluding outstanding preferred stock, and calculated for each fiscal quarter end period, shall not be less than a sum equal to $7,000,000, plus 30% of net income for all fiscal quarter end periods, plus 75% of net proceeds from common stock equity issuances.

              3.3. MINIMUM EARNINGS. During the term of this Note, Borrower's reported net income, as defined by GAAP, plus amortization expenses reported for the amortization of intangible expenses associated with the acquisition of assets or equity, for any four quarters within any consecutive six quarterly periods of time, shall in the aggregate exceed $1,500,000 for such four quarters taken together.

              3.4 MAINTENANCE OF BROKERAGE BUSINESS. During the term of this Note, Borrower will continue to operate retail securities brokerage offices through locations owned by Borrower's affiliates, and through independently owned offices which are correspondents of an affiliate of Borrower, and such business will remain a substantial part of Borrower's corporate strategy for growth.

                                        - 5 -
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              3.5.    KEY MAN LIFE INSURANCE.   During the term of  this Note or
     any extension thereof, Borrower agrees  to maintain key man  life insurance
     on  Marshall Leeds  in the  amount of  $1,000,000.   Such  insurance policy
     shall name Lender as beneficiary and such policy shall only be cancelable upon 30 days written notice to Lender.

              3.6. CORPORATE EXISTENCE AND QUALIFICATION. Borrower shall do, or cause to be done, all things necessary to preserve, renew, and keep in full force and effect its corporate existence and the corporate existence of its wholly-owned Subsidiaries Corporate Securities Group,
     Inc., JW Charles Securities, Inc., and JW Charles Clearing Corp. (collectively, the "Principal Subsidiaries') and their respective rights, licenses, and permits; shall comply, and cause the Principal Subsidiaries to comply, with all material laws applicable to it, operate it and the Principal Subsidiaries' business in a proper manner and substantially as presently operated or proposed to be operated; and at all times shall maintain, preserve, and protect its franchises and trade names and preserve its property used or useful in the conduct of its or the Principal Subsidiaries' business, and keep the same in good repair, working order, and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

              3.7.    FINANCIAL  STATEMENTS; SEC REPORTS.   Borrower  shall keep
     its books of account in accordance with GAAP and shall furnish to Lender within 120 days after the close of its fiscal year a balance sheet as of the close of such year, and statements of income and retained earnings and statements of cash flows for such year. Such statements shall be consolidated statements of Borrower and its Subsidiaries and shall be audited and certified by Borrower's independent public accountants. Within 60 days after each fiscal quarter, Borrower shall furnish to Lender a balance sheet and income statement certified by the chief financial officer of Borrower. Borrower, with reasonable promptness, shall furnish to Lender such other data as Lender may reasonably request and will at all times and from time to time permit Lender by or through any of its officers, authorized agents, employees, attorneys, or accountants to inspect and make extracts from Borrower's books and records.

              Borrower shall also furnish Lender, within five (5) days of the filing or delivery described below, a copy of all reports on Forms 10-K, 10-Q and 8-K, and of all proxy statements and annual or quarterly reports to shareholders, that Borrower files with (or is required to deliver to) the Securities and Exchange Commission pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, or regulations promulgated thereunder.

              3.8. TAXES AND CLAIMS. Borrower shall promptly pay and discharge and shall cause its Subsidiaries to promptly pay and discharge;
     (a) all taxes, assessments, and governmental charges upon or against Borrower, its Subsidiaries, or their assets, including payroll taxes, prior to the date on which penalties attach thereto, unless and to the

                                        - 6 -
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     extent that such taxes are being diligently contested in good faith and  by
     appropriate   proceedings  and  appropriate  reserves  therefor  have  been established; and (b) all lawful claims, whether for labor, materials, supplies, services, or anything else that reasonably might or could, if unpaid, become a lien or charge upon the properties or assets of Borrower or its Subsidiaries unless and to the extent only that the same are transferred to bond, being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established.

              3.9. BOOKS AND RECORDS. Borrower shall: (a) maintain at all times true and complete books, records, and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP; and (b) by means of appropriate quarterly entries reflected in its accounts and in all financial statements furnished pursuant to Section 3.7 of this Agreement, establish proper liabilities and reserves for all taxes and proper reserves, for depreciation, renewal and replacement, obsolescence, and amortization of its properties and bad debts, all in accordance with GAAP.

              3.10.   INSPECTION BY  LENDER; AUDITS.   Borrower shall allow  any
     authorized representative of Lender to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine the books of account and other records and files of Borrower or any of its Subsidiaries, to make copies thereof and to discuss the affairs, business, finances, and accounts of Borrower or any of its Subsidiaries with its officers and employees, all at such reasonable times and as often as Lender may reasonably request.

              3.11.   PAY INDEBTEDNESS TO  LENDER AND  PERFORM OTHER  COVENANTS.
     Borrower  shall make  full and  timely  payments of  the  principal of  and interest on this Note and all other indebtedness of Borrower to Lender hereunder, whether now existing or hereafter arising, and duly comply with all the terms and covenants contained in each of the instruments and documents given to Lender pursuant to this Agreement (including, but not limited to, the Warrants and Marketing Agreement ) at the times and places and in the manner set forth herein.

              3.12. LITIGATION. Borrower will promptly notify Lender upon the commencement of any action, suit, claim, counterclaim, or proceeding against or investigation of Borrower or any of its Subsidiaries where the damage claim is in excess of $500,000 or where the litigation may materially and adversely affect the Borrower's or any of its Subsidiaries' business (except when the alleged liability is fully covered by insurance, excluding application of any standard deductible). If any such action, suit, claim, counterclaim, proceeding (where the alleged liability is not so covered by insurance) involves an amount in excess of $1,000,000 or where the litigation could reasonably be expected to materially and adversely affect Borrower's or any of its Subsidiaries' business, Borrower shall also provide Lender, upon request, with an opinion of counsel concerning the litigation or investigation and the probable outcome thereof.

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              3.13.   REGULATORY ENFORCEMENT ACTIONS.   Borrower shall  promptly
     notify Lender of the institution of: any investigation, any indictment, the filing of any complaint, the issuance of any cease and desist order or injunction, or the imposition of any fine or non-monetary sanction, by any civil or criminal, federal or civil, regulatory enforcement agency, district attorney's office, attorney general's office or U.S. Attorney's office which involves Borrower or any of its affiliates and could reasonably be expected to have a material adverse effect on Borrower or one of its Subsidiaries. Such notification shall include a description of the event that led to such action by such enforcement agency.

              3.14.   DEFAULTS OR ASSESSMENTS.   Borrower shall promptly  notify
     Lender in writing of:  (a) any material assessment by any taxing  authority for unpaid taxes as soon as borrower has knowledge thereof and shall supply Lender with copies of all notices from the Internal Revenue Service or any other taxing authority with respect to any such matter; and (b) any default by Borrower or any of its Subsidiaries in the performance of (or any material modification of, or waivers granted in connection with) any of the terms or conditions contained in any agreement, mortgage, indenture, or instrument to which Borrower or any of its Subsidiaries is a party or which is binding upon Borrower, including, but not limited to, any default in, material modification of, or waiver granted in connection with, the Borrower's compliance with any agreement with Gilman CMG, Inc., and of any default by Borrower in the payment of any of its indebtedness which default may, singly or in the aggregate, have a material adverse effect on the business, assets, financial condition, operations, or prospects of Borrower and its Subsidiaries taken as a whole.

              3.15. CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, ETC. Borrower shall notify Lender immediately of any change in the name of Borrower, the principal place of business of Borrower, the office where the books and records of Borrower are kept, or any change in the registered agent of Borrower for the purpose of service process.

              3.16.   MERGERS, ETC.   Without  Lender's consent,  Borrower shall
     not wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets to any person.

     IV.  DEFAULT, RIGHT TO FUTURE ADVANCES AND REMEDIES UPON DEFAULT

              4.1. DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment within five
     (5) business days after the same becomes due to Lender hereunder ; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, including, but not limited to the Warrants and the Marketing Agreement, or in any other agreement or loan Borrower has with Lender, and such failure continues for fifteen (15) business days after written notice to Borrower that Lender considers such failure to be a default. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement,

                                        - 8 -
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     in favor of  any other creditor, including, but  not limited to any default under any agreements with Gilman CMG, Inc., or any person that may materially and adversely affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note and such default continues for fifteen (15) business days after written notice to Borrower that Lender considers such default to be a default hereunder; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes a general assignment for the benefit of creditors or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Borrower, or any of its affiliates, becomes subject to any civil or
     criminal  order or decree by  any regulatory agency and that action   has a
     material adverse effect on Borrower, and Borrower fails to have such action effectively stayed, discharged, vacated or set aside within thirty
     (30)  days of the  institution of such action;   (f)  Any representation or
     statement made or furnished to Lender by Borrower or on Borrower's behalf is determined to be false or misleading in any material respect at the time made or furnished; or (g) A material adverse change occurs in
     Borrower's  financial  condition,  or  Lender  in   good  faith  reasonably
     believes the prospect of payment or performance of the indebtedness is materially impaired, provided that Lender notifies Borrower in writing of such default and Borrower fails to cure such default within ten (10) business days of such notice .

              4.2.    BORROWER'S  RIGHT TO  ADVANCES.    Borrower shall  not  be
     entitled to any further Advances under the Line of Credit evidenced by this Note if any of the following happens: (a) Borrower fails to make any payment after the same becomes due to Lender hereunder ; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, including, but not limited to the Warrants and the Marketing Agreement, or in any other agreement or loan Borrower has with Lender, (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor, including, but not limited to any default under any agreements with Gilman CMG, Inc., or any person that may materially and adversely affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes a general assignment for the benefit of creditors or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Borrower, or any of its affiliates, becomes subject to any civil or criminal enforcement order or decree by any regulatory agency and that action has a material adverse effect on Borrower; (f) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is determined to be false or misleading in any material respect at the time made or furnished; or (g) A material adverse change occurs in Borrower's financial condition, or
     Lender in good faith reasonably believes the prospect of payment or performance of the indebtedness is materially impaired. If the conditions described herein are addressed by the Borrower in such a way that default under Section 4.1 is avoided or cured, Borrower shall

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     thereafter be entitled to advances  under this Note until  the reoccurrence of a condition described herein.

              4.3.    LENDER'S  RIGHTS.   Upon default, as  set forth in Section
     4.1, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.000 percent points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

     V.  MISCELLANEOUS

              5.1. NOTICES. Any notice, consent, request, or other communication to a party required or permitted hereunder shall be deemed to have been duly given or made (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered mail, with return receipt requested, (c) on the date transmitted by facsimile, if sent by 2:30 P.M. Eastern Time, for purposes of Advances, and 4:30 P.M. Eastern Time for all other purposes, and confirmation of receipt thereof is reflected or obtained, or (d) if sent by Federal Express or other nationally recognized overnight courier or overnight express U.S. Mail, with service charges prepaid, then on the next business day after delivery to the courier of mail (in time for and specifying next day delivery). Such notices shall be sent to a party at its address or facsimile number as follows, unless otherwise designated in writing:

                      If to Borrower:  JW Charles Financial Services, Inc.
                                       1117 Perimeter Center West
                                       Suite 500E
                                       Atlanta, Georgia  30338
                                       Attn: Joel Marks, CFO
                                       Telecopy No. (404) 353-5873

                      If to Lender:    Wilmington Trust Company
                                       1100 North Market Street
                                       Wilmington, Delaware  19890
                                       Attn: Douglas Cornforth
                                       Telecopy No. (302) 651-8010



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              5.2.    RIGHTS  AND  REMEDIES NOT  WAIVED.   Lender  may  delay or
     forego enforcing any of its rights or remedies under this Note without losing them.

              5.3.    GOVERNING LAW.   This Note  has been  delivered to  Lender
     and accepted by Lender in the State of Delaware. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

              5.4.    JURISDICTION.   If  there is  a  lawsuit, Borrower  agrees
     upon Lender's request to submit to the jurisdiction of the courts of New Castle County, the State of Delaware.

              5.5. JURY TRIAL WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

              5.6. WAIVER OF PRESENTMENT. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor.

              5.7. AMENDMENTS. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

              5.8.    INTEGRATION.    The  Note contains  the  entire  agreement
     between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

              IN WITNESS WHEREOF, the parties have caused this Note and Loan Agreement to be executed by their respective duly authorized officers.

     LENDER                                             BORROWER

        /s/ Douglas Cornforth                      /s/ Joel E. Marks
     By:--------------------                    By:-----------------------
            Douglas Cornforth                           Joel E. Marks
     Title: Vice President             Title:  Chief Financial Officer

     Date: 1/19/96                              Date:  1/19/96






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